Exhibit 32.2

CERTIFICATION BY PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

In connection with the Annual Report of Oracle Healthcare Acquisition Corp., a Delaware corporation (the “Company”), on Form 10-K/A for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. Radzik, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 4, 2007	/s/ Mark A. Radzik
Name: Mark A. Radzik
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

This certification is furnished with this Report on Form 10-K/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.